UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2025

JAMF HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39399	82-3031543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Washington Ave S, Suite 900 Minneapolis, MN		55401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (612) 605-6625

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	JAMF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

As previously reported, on October 28, 2025, Jamf Holding Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Jawbreaker Parent, Inc., a Delaware corporation (“Parent”), and Jawbreaker Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of Francisco Partners Management, L.P. (“Francisco Partners”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent (the “Surviving Corporation”).

The board of directors of the Company (the “Company Board”) has unanimously (i) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein; (ii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein; (iii) resolved to recommend that the Company’s shareholders adopt the Merger Agreement in accordance with the General Corporation Law of the State of Delaware (the “DGCL”); and (iv) directed that the adoption of the Merger Agreement be submitted to the Company’s shareholders for consideration by the Company’s shareholders at a meeting thereof.

Effect on Capital Stock

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Company Common Stock held by the Company as treasury stock, owned by Parent or any of its subsidiaries (including Merger Sub), or any shares of Company Common Stock as to which appraisal rights have been properly exercised in accordance with the DGCL) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $13.05, without interest thereon (the “Per Share Price”).

Representations and Warranties; Covenants

The Company, Parent and Merger Sub have each made customary representations, warranties and covenants in the Merger Agreement. Among other things, the Company has agreed, subject to certain exceptions, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement pursuant to Article VIII of the Merger Agreement and the Effective Time, (i) to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business, (ii) not to take certain actions prior to the Effective Time without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed) and (iii) not to solicit or engage in discussions or negotiations with respect to any alternative business combination transaction.

Treatment of Company Equity Awards

At the Effective Time, each option to purchase shares of Company Common Stock that is outstanding as of immediately prior to the Effective Time (a “Company Option”), will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Per Share Price over the exercise price per share of such Company Option.

Each award of restricted stock units of the Company (a “Company RSU”) that is vested as of immediately prior to the Effective Time or that vests in accordance with its terms as a result of the consummation of the transactions contemplated by the Merger Agreement (a “Vested Company RSU”) will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time.

Each Company RSU outstanding as of immediately prior to the Effective Time that is not a Vested Company RSU (an “Unvested Company RSU”) will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into a cash award (a “Converted Cash Award”) with respect to an amount in cash equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time. Each Converted Cash Award will continue to have, and will be subject to, the same terms and conditions (including vesting conditions, and accelerated vesting on specific terminations of employment, to the extent applicable) as applied to the corresponding Unvested Company RSUs immediately prior to the Effective Time. The Surviving Corporation or one of its subsidiaries will pay any portion of such Converted Cash Award that vests to the applicable holder, less any applicable withholding taxes, no later than ten Business Days (as defined in the Merger Agreement) following the date on which such portion vests.

Closing Conditions

The closing of the Merger is conditioned on certain conditions, including (i) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at a special meeting of the Company’s shareholders (the “Requisite Shareholder Approval”), (ii) the expiration or termination of the waiting periods applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of certain other regulatory approvals, and (iii) other customary conditions for a transaction of this type, such as the absence of any legal restraint prohibiting the consummation of the transactions contemplated by the Merger Agreement, the accuracy of the Company’s representations and warranties contained in the Merger Agreement (except, generally, for any inaccuracies that have not had a Company Material Adverse Effect (as defined in the Merger Agreement)) and the absence of any Company Material Adverse Effect since the date of the Merger Agreement. The closing of the Merger will not occur prior to November 27, 2025 without the prior written consent of Parent.

Termination Rights

The Merger Agreement contains certain customary termination rights for the Company and Parent, including (i) if the Merger is not consummated on or before July 28, 2026 (the “Termination Date”), (ii) if the Requisite Shareholder Approval is not obtained at a meeting of Company shareholders (or any adjournment or postponement thereof) at which a vote is taken on the Merger, (iii) if the other party breaches its representations, warranties or covenants in a manner that would cause the conditions to the closing of the transactions contemplated by the Merger Agreement to not be satisfied and fails to cure such breach within the applicable cure period, or (iv) if any law, order or judgment prohibiting the Merger has become final and non-appealable. In addition, (x) subject to compliance with certain terms of the Merger Agreement, the Merger Agreement may be terminated by the Company (prior to obtaining the Requisite Shareholder Approval) in order to enter into a definitive agreement providing for a Superior Proposal (as defined in the Merger Agreement) and, (y) subject to compliance with certain terms of the Merger Agreement, the Merger Agreement may be terminated by Parent (prior to obtaining the Requisite Shareholder Approval) if the Company Board changes its recommendation to the Company’s shareholders to vote to adopt the Merger Agreement.

Termination Fees

If (i) the Merger Agreement is validly terminated due to (x) the Effective Time not having occurred by the Termination Date, (y) a failure to obtain the Requisite Shareholder Approval at a meeting of Company’s shareholders, or (z) the Company breaching its representations, warranties or covenants in a manner that causes the conditions to the closing of the transactions contemplated by the Merger Agreement to not be satisfied, (ii) prior to such termination, a third party publicly announced or provided to the Company Board and did not withdraw a proposal for an alternative transaction for the Company, and (iii) within 12 months following such termination, the Company enters into a definitive agreement providing for an alternative transaction, the Company will be required to pay Parent a termination fee equal to $68,080,000 (the “Company Termination Fee”). The Company is also required to pay the Company Termination Fee if, prior to receipt of the Requisite Shareholder Approval, (i) Parent terminates the Merger Agreement because the Company Board changes its recommendation regarding the Merger Agreement or (ii) the Company terminates the Merger Agreement to enter into a definitive agreement providing for a Superior Proposal.

Parent will be required to pay the Company a termination fee equal to $136,170,000 (the “Parent Termination Fee”) if (i) the Company terminates the Merger Agreement (x) due to Parent or Merger Sub breaching its representations, warranties or covenants that causes the conditions to the closing of the transactions contemplated by the Merger Agreement to not be satisfied, or (y) because Parent fails to consummate the Merger for three business days after all conditions to the Merger have been satisfied or waived (subject to customary exceptions) and the Company has irrevocably confirmed to Parent in writing that all conditions to the Merger have been satisfied or waived (subject to customary exceptions) and that the Company is ready, willing, able and prepared to consummate the Merger, or (ii) either the Company or Parent terminates the Merger Agreement because the Merger has not been consummated by the Termination Date and either (x) the Company would have been entitled to terminate the Merger Agreement due to Parent or Merger Sub breaching its representations, warranties or covenants that causes the conditions to the closing of the transactions contemplated by the Merger not to be satisfied or (y) because Parent failed to consummate the Merger for three business days after receiving irrevocable written confirmation from the Company that all conditions to the Merger had been satisfied or waived (subject to customary exceptions) and that the Company was ready, willing, able and prepared to consummate the Merger.

Description of Merger Agreement Not Complete

The foregoing description of the Merger Agreement and the transactions contemplated thereby is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Merger Agreement and the above description have been included to provide information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company or Parent. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified and modified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company or Parent. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement. Further, investors should not read the Merger Agreement in isolation, but rather in conjunction with the other information that the Company includes in reports, statements and other filings it makes with the U.S. Securities and Exchange Commission (the “SEC”).

Financing Commitments

Parent obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger consideration and all related fees and expenses of the Company, Parent and Merger Sub (including in connection with the debt financing described below).

Certain investment funds affiliated with Francisco Partners have committed, pursuant to the equity commitment letter, dated October 28, 2025 (the “Equity Commitment Letter”), to capitalize Parent, at or immediately prior to the closing of the Merger, with an aggregate equity contribution in an amount of up to $1,141,158,556, on the terms and subject to the conditions set forth in the Equity Commitment Letter. Additionally, such funds have provided limited guarantees in favor of the Company to guarantee, subject to certain limitations set forth in the Equity Commitment Letter, the payment of such guarantor’s pro rata share of the obligation of Parent to pay the Parent Termination Fee, certain reimbursement obligations of Parent and Merger Sub and the reasonable out-of-pocket fees, costs and expenses incurred by the Company in connection with any suit contemplated by, and solely to the extent reimbursable under, the Merger Agreement and the Equity Commitment Letter.

Certain lenders party to the Debt Commitment Letter (as defined below) (the “Lenders”) have committed to provide debt financing (the “Debt Financing”) in connection with the Merger consisting of a term loan facility in an aggregate principal amount equal to $1,150,000,000, a delayed draw term loan facility in an aggregate principal amount of $150,000,000, and a revolving credit facility in an aggregate principal amount equal to $150,000,000, in each case, on the terms and subject to the conditions set forth in a commitment letter, dated October 28, 2025 (the “Debt Commitment Letter”). The obligations of the Lenders to provide the Debt Financing under the Debt Commitment Letter are subject to a number of conditions, including the receipt of executed loan documentation, accuracy of certain representations and warranties, consummation of the transactions contemplated by the Merger Agreement and contribution of equity.

Voting Agreements

In connection with the execution of the Merger Agreement, on October 28, 2025, Parent and the Company entered into voting agreements (the “Voting Agreements”) with: (i) certain investment funds affiliated with Vista Equity Partners Management, LLC and (ii) John Strosahl and Dean Hager. Under the Voting Agreements, the shareholders party thereto have agreed to vote or execute consents with respect to all of their shares of Company Common Stock in favor of the adoption of the Merger Agreement and approval of the Merger, subject to certain terms and conditions contained therein.

The foregoing description of the Voting Agreements is qualified in its entirety by reference to the full texts of the Voting Agreements, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Merger, shareholder approvals, the expected timetable for completing the Merger, the expected benefits of the Merger, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s shareholders in connection with the Merger; the timing to consummate the Merger and the risk that the Merger may not be completed at all or the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the risk that the conditions to closing of the Merger may not be satisfied or waived; the risk that a governmental or regulatory approval that may be required for the Merger is not obtained or is obtained subject to conditions that are not anticipated; potential litigation relating to, or other unexpected costs resulting from, the Merger; legislative, regulatory, and economic developments; risks that the Merger disrupts the Company’s current plans and operations; the risk that certain restrictions during the pendency of the Merger may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the diversion of management’s time on transaction-related issues; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company Common Stock, credit ratings or operating results; and the risk that the Merger and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel, to retain customers and to maintain relationships with business partners, suppliers and customers. The Company can give no assurance that the conditions to the Merger will be satisfied, or that it will close within the anticipated time period.

All statements, other than statements of historical fact, should be considered forward-looking statements made in good faith by the Company, as applicable, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this communication, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed in the forward-looking statements, are described in greater detail under the headings “Item 1A. Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) and in the Company’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any other SEC filings made by the Company. The Company cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this communication, and, except as required by applicable law, the Company does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Additional Information and Where to Find It

This Current Report on Form 8-K is being made in respect of the proposed transaction involving the Company and Francisco Partners. A meeting of the shareholders of the Company will be announced as promptly as practicable to seek shareholder approval in connection with the Merger. The Company intends to file relevant materials with the SEC, including preliminary and definitive proxy statements relating to the Merger. The definitive proxy statement will be mailed to the Company’s shareholders. This Current Report on Form 8-K is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY DECISION, SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at the Company’s shareholder meeting to approve the Merger or other responses in relation to the Merger should be made only on the basis of the information contained in the Company’s proxy statement. You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://ir.jamf.com.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to, and does not constitute or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Participants in the Solicitation

The Company and its directors and executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is set forth under the captions “Board of Directors and Corporate Governance,” “Proposal 1—Election of Directors,” “Executive Officers,” “Compensation Discussion and Analysis,” “Compensation Committee Report,” “Executive Compensation,” “Director Compensation,” and “Security Ownership of Certain Beneficial Owners and Management” in the definitive proxy statement for the Company’s 2025 Annual Meeting of Shareholders, filed with the SEC on April 29, 2025, and in the Company’s Current Reports on Form 8-K filed with the SEC on April 29, 2025 and June 12, 2025. Additional information regarding ownership of the Company’s securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3 and 4. These documents may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://ir.jamf.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that the Company expects to file in connection with the proposed transaction and other relevant materials the Company may file with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 28, 2025, by and among Jamf Holding Corp., Jawbreaker Parent, Inc. and Jawbreaker Merger Sub, Inc.*

10.1	Voting Agreement, dated as of October 28, 2025, by and among Jamf Holding Corp., Jawbreaker Parent, Inc. and certain investment funds affiliated with Vista Equity Partners Management, LLC.

10.2	Voting Agreement, dated as of October 28, 2025, by and among Jamf Holding Corp., Jawbreaker Parent, Inc., John Strosahl and Dean Hager.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMF HOLDING CORP.

Date: October 30, 2025	By:	/s/ Jeff Lendino
	Name:	Jeff Lendino
	Title:	Chief Legal Officer